UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report – December 10, 2007

CHEMOKINE THERAPEUTICS CORP.
(Exact name of registrant as specified in charter)

Delaware	000-51080	33-0921251
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6190 Agronomy Road, Suite 405
University of British Columbia
Vancouver, British Columbia	V6T 1Z3
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (604) 822-0301

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 8.01. Other Events.

On December 10, 2007, Chemokine Therapeutics Corp. (the “Company”) issued a press release announcing that the Company is continuing to treat patients with stable disease participating in the CTCE-9908 Phase I/II clinical trial and has extended the closing of the trial.

A copy of the press release is attached as exhibit 99.1 to this Current Report on Form 8-K.

ITEM 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit
99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Chemokine Therapeutics Corp.,
a Delaware corporation

Date: December 10, 2007
By: /s/ Bashir Jaffer
Bashir Jaffer,
Chief Financial Officer

FOR IMMEDIATE RELEASE	TSX: CTI OTCBB: CHKT

CHEMOKINE THERAPEUTICS CONTINUES PATIENT THERAPY USING CTCE-9908 AND EXTENDS CLOSING OF ITS PHASE I/II CLINICAL TRIAL

Vancouver, BC (December 10, 2007) – Chemokine Therapeutics Corp. (the “Company”) (TSX:CTI, OTCBB:CHKT), a biotechnology company developing chemokine-based therapies to treat cancer, blood disorders, and vascular diseases, today announced that the Company is continuing to treat patients with stable disease participating in the CTCE-9908 Phase I/II clinical trial. Although enrolment was completed at the end of September 2007, three patients with stable disease continue to receive CTCE-9908 therapy. One patient with small bowel carcinoma is now completing the seventh month of therapy, the maximum allowed by the protocol.

Ongoing results of the Phase I/II trial continue to demonstrate that CTCE-9908 is well tolerated with no dose limiting toxicity observed up to the maximum dose of 5.0 mg/kg/day that was tested. The main side effect at the maximum dose tested has been moderate phlebitis (blood vessel inflammation).

The patients enrolled in this study all had terminal cancers with metastatic disease that no longer responded to standard therapy, or for which no curative therapy exists. Although final results were initially expected by year end, continued therapy of patients with stable disease has delayed the final compilation of data for the final study report until April 2008. The Company is continuing with its plans to start an international Phase II study in 2008 and is currently seeking to secure funding.

“The Phase I/II trial appears to have demonstrated that CTCE-9908 can be delivered for an extended period of time with limited toxicities”, said Mr. Walter Korz, VP, Drug Development. “We are encouraged to see signs of efficacy considering these patients already have well established disease which has spread extensively.”

About CTCE-9908
CTCE-9908 is a peptide analog of the chemokine SDF-1, and an antagonist of its receptor, CXCR4. SDF-1 is the only known naturally occurring chemokine that binds to CXCR4, which is present on many cancer cells. This binding process is believed to be critical in the metastasis (or spread) of cancer cells to distant locations in the body, where they form secondary tumors. Approximately 90% of cancer deaths are due to metastasis and disease progression. We believe that CTCE-9908 has the potential to reduce or delay the metastatic process.

About Chemokine Therapeutics Corp. (TSX: CTI, OTCBB: CHKT)

Chemokine Therapeutics is a product-focused biotechnology company developing drug candidates in the field of chemokines. Chemokines are a class of signaling proteins that play a critical role in the growth, differentiation, and maturation of cells necessary for fighting infection as well as tissue repair and regeneration. Chemokines also have an important role in cancer metastasis and growth. Chemokine Therapeutics is a leader in research in the field of chemokines and has several products in various stages of development.

Safe Harbor Statement under the U. S. Private Securities Litigation Reform Act of 1995: Statements in this document regarding future expectations, beliefs, goals, plans or prospects constitute forward-looking statements that involve risks and uncertainties, which may cause actual results to differ materially from the statements made. For this purpose, any statements that are contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words "believes", "anticipates", "plans", "intends", "will", "should", "expects", "projects", and similar expressions are intended to identify forward-looking statements. You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause actual results, future circumstances, or events to differ materially from those projected in the forward-looking statements. These risks include, but are not limited to, those associated with the success of research and development programs, the regulatory approval process, competition, securing and maintaining corporate alliances, market acceptance of the Company's products, the availability of government and insurance reimbursements for the Company's products, the strength of intellectual property, financing capability, the potential dilutive effects of any financing, reliance on subcontractors and key personnel and other risks detailed from time-to-time in the Company's public disclosure documents and other filings with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities. Forward-looking statements are made as of the date hereof, and the Company disclaims any intention and has no obligation or responsibility, except as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

For further information contact:
Chemokine Therapeutics Corp.
Mr. Don Evans
Director of Public Relations
Phone: (604) 822-0305 or 1-888-822-0305
Fax: (604) 822-0302
E-mail: devans@chemokine.net
Internet:www.chemokine.net